EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
REPORTS THIRD QUARTER FISCAL YEAR 2008 RESULTS AND
DECLARES QUARTERLY DIVIDEND

BILLERICA, Mass. — February 11, 2008 — American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), today reported its financial results for the third quarter of fiscal year 2008 which ended December 31, 2007. The Company reported revenues of $42,615,000 as compared with revenues of $47,797,000 for the third quarter of fiscal 2007, net income of $4,002,000 as compared with net income of $8,072,000 for the third quarter of fiscal 2007, and earnings per share of $0.43 as compared with earnings per share of $0.86 for the third quarter of fiscal year 2007. This represents an 11% decrease in revenues and a $0.43 decrease in earnings per share versus the third quarter of the prior fiscal year due to lower gross margins attributable to product mix, new product development costs, a 119% increase in research and development costs, and a $0.12 per share charge related to the write-down of a note receivable the Company has deemed uncollectible.

For the first nine months of fiscal year 2008 ended December 31, 2007, the Company reported revenues of $124,713,000 as compared with revenues of $107,267,000 for the same period in the prior fiscal year. Comparing net income, the Company reported net income of $14,689,000 and earnings per share of $1.56 for the nine months ended December 31, 2007, as compared with net income of $18,820,000 and earnings per share of $1.79 for the same period in the prior fiscal year.  This represents a 16% increase in revenues, and a $0.23 decrease in earnings per share when compared to the same period in the prior fiscal year due to lower gross margins attributable to product mix, new product development costs, a 66% increase in research and development costs, and a $0.12 per share charge related to the write-down of a note receivable the Company has deemed uncollectible.

“Backlog reached another record high this quarter at $125 million with bookings from international customers accounting for 71% of total product bookings — continuing the upward trend of international orders,” said Anthony Fabiano, AS&E’s President and CEO. “While driving to increase annual revenue, we are working our way through learning-curve challenges and introductory market pricing requirements that are impacting profitability in the near term. In addition, we continue to improve the balance of our product mix through the increase of parcel and cargo system orders.”

Fabiano continued, “Executing on our strategic plan, we remain committed to advancing new products and technologies, boosting our IRAD significantly from last year. Additionally, we expect our recent move to the NASDAQ Global Select to give our stock greater visibility in the worldwide investment community. As we move forward, we remain focused on financial performance, customer satisfaction, and improvement in shareholder value.”

In accordance with the previously announced dividend program, the Company is declaring a quarterly cash dividend of $0.20 per share, payable on March 7, 2008 to the holders of record at the close of business on February 18, 2008.

To participate in the conference call, please follow these instructions:

As previously announced, Ken Galaznik, CFO and Treasurer, will host the conference call on Monday, February 11, 2008 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-866-362-4832 at least 10 minutes prior to its starting time. For international participants, dial 1-617-597-5364. Please tell the Operator the confirmation code: 65550097.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Monday, February 11, 2008 at 6:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial 1-617-801-6888. The conference identification number is 32586635. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

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About AS&E

American Science and Engineering, Inc. (AS&E) is the leading worldwide supplier of innovative X-ray inspection systems. With over 45 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E systems protect high-threat facilities and help combat terrorism and trade fraud, drug smuggling, weapon smuggling, and illegal immigration and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), Royal Thai Police, HM Revenue & Customs (U.K.) and Hong Kong Customs. For more information on AS&E products and technologies, please visit www.as-e.com.

Contact:

Ken Galaznik, CFO and Treasurer

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products and other factors which may cause delays in production and delivery schedules; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; failure of any of our products to meet performance requirements or to continue to operate reliably because of unexpected design flaws or manufacturing defects, global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Nine Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Total net sales and contract revenues	$42,615	$47,797	$124,713	$107,267

Total cost of sales and contracts	27,431	25,859	78,050	58,303
Gross profit	15,184	21,938	46,663	48,964

Expenses:
Selling, general and administrative	7,609	7,939	19,943	19,565
Research and development	3,148	1,440	8,678	5,220
Total expenses	10,757	9,379	28,621	24,785

Operating income	4,427	12,559	18,042	24,179

Other income (expense):
Interest and other, net	1,465	1,353	4,927	3,748
Change in warrant valuation	0	(224)	11	2,115
Total other income (expense)	1,465	1,129	4,938	5,863

Income before provision for income taxes	5,892	13,688	22,980	30,042
Provision for income taxes	1,890	5,616	8,291	11,222

Net income	$4,002	$8,072	$14,689	$18,820

Income per share - Basic	$0.44	$0.89	$1.60	$2.07
Income per share - Diluted	$0.43	$0.86	$1.56	$1.79

Weighted average shares - Basic	9,136	9,100	9,163	9,087
Weighted average shares - Diluted	9,357	9,346	9,397	9,340

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2007	March 31, 2007
Assets
Current assets:
Cash and investments	$135,157	$135,938
Accounts receivable, net	36,317	23,366
Inventories	39,548	20,140
Other current assets	11,233	15,658
Total current assets	222,255	195,102

Non-current assets:
Building, equipment and leasehold improvements, net	22,254	23,054
Other assets	4,787	3,569
Total assets	$249,296	$221,725

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$11,256	$8,117
Warrant liability	0	634
Customer deposits	9,373	11,554
Deferred revenue	25,616	4,321
Other current liabilities	14,415	14,791
Total current liabilities	60,660	39,417

Non-current liabilities:
Lease financing liability	9,825	10,379
Other non-current liabilities	3,988	4,231
Total liabilities	74,473	54,027

Total stockholders’ equity	174,823	167,698
Total liabilities and stockholders’ equity	$249,296	$221,725